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               Exhibit 99-3 Revised Financial Summary (unaudited)

FINANCIAL SUMMARY (UNAUDITED)

(Amounts in millions except per share amounts)

                                         2005       2004       2003        2002      2001
                                        -------    -------    -------    -------    -------
Net Sales                               $56,741    $51,407    $43,377    $40,238    $39,244
Gross Margin                             28,869     26,264     21,155     19,159     17,071
Operating Income                         10,469      9,382      7,312      6,073      4,260
Net Earnings                              6,923      6,156      4,788      3,910      2,612
Net Earnings Margin                        12.2%      12.0%      11.0%       9.7%       6.7%

Basic Net Earnings Per Common Share     $  2.70    $  2.34    $  1.80    $  1.46    $  0.96
Diluted Net Earnings Per Common Share      2.53       2.20       1.70       1.39       0.92
Dividends Per Common Share                 1.03       0.93       0.82       0.76       0.70

Restructuring Program Charges (1)       $     -    $     -    $   751    $   958    $ 1,850
Research and Development Expense          1,940      1,802      1,665      1,601      1,769
Advertising Expense                       5,917      5,504      4,373      3,773      3,612
Total Assets                             62,525     57,960     44,545     41,485     34,937
Capital Expenditures                      2,181      2,024      1,482      1,679      2,486
Long-Term Debt                           12,887     12,554     11,475     11,201      9,792
Shareholders' Equity                     18,475     18,190     17,025     14,415     12,560

(1) Restructuring program charges, on an after-tax basis, totaled $538, $706, $1,475, $688 and $285 for 2003, 2002, 2001, 2000 and 1999 respectively.

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